Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2010 THIRD QUARTER RESULTS

CARMEL, IN, October 21, 2010—ITT Educational Services, Inc. (NYSE:  ESI), a leading provider of technology-oriented postsecondary degree programs, today reported that new student enrollment in the third quarter of 2010 decreased 3.9% to 26,664 compared to 27,738 in the same period in 2009.  Total student enrollment increased 11.1% to 88,004 as of September 30, 2010 compared to 79,208 as of September 30, 2009.

The company provided the following information for the three and nine months ended September 30, 2010 and 2009:

Financial and Operating Data for the Three Months Ended September 30th, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)

			Increase/
	2010	2009 (A)	(Decrease)

Revenue	$400.6	$339.6	17.9%
Operating Income	$151.4	$121.5	24.6%
Operating Margin	37.8%	35.7%	210 basis points
Net Income	$93.2	$74.6	24.9%
Earnings Per Share (diluted)	$2.82	$1.98	42.4%
New Student Enrollment	26,664	27,738	(3.9)%
Continuing Students	61,340	51,470	19.2%
Total Student Enrollment as of September 30th	88,004	79,208	11.1%
Persistence Rate as of September 30th (B)	72.4%	73.6%	(120) basis points
Revenue Per Student	$4,730	$4,852	(2.5)%
Cash and Cash Equivalents, Restricted Cash and
Investments as of September 30th	$262.5	$280.8	(6.5)%
Bad Debt Expense as a Percentage of Revenue	5.5%	6.8%	(130) basis points
Days Sales Outstanding as of September 30th	19.6 days	25.4 dayss	(5.8) days
Deferred Revenue as of September 30th	$195.2	$146.2	33.5%
Debt as of September 30th	$150.0	$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	33,011,000	37,763,000
Shares of Common Stock Repurchased	1,775,000(C)	827,842 (D)
Land and Building Purchases and Renovations	$1.8 (E)	$0.7 (F)	167.3%
Number of New Colleges in Operation	1	5
Capital Expenditures, Net	$8.1	$3.9	107.1%

Financial and Operating Data for the Nine Months Ended September 30th
(Dollars in millions, except per share and per student data)
	2010	2009 (A)	Increase/ (Decrease)

Revenue	$1,186.4	$944.8	25.6%
Operating Income	$451.2	$335.9	34.3%
Operating Margin	38.0%	35.5%	250 basis points
Net Income	$276.7	$206.6	33.9%
Earnings Per Share (diluted)	$8.06	$5.38	49.8%
Bad Debt Expense as a Percentage of Revenue	5.7%	5.9%	(20) basis points
Revenue Per Student	$14,237	$14,332	(0.7)%
Weighted Average Diluted Shares of Common Stock Outstanding	34,336,000	38,412,000
Shares of Common Stock Repurchased	3,727,500(G)	1,977,875 (H)
Land and Building Purchases and Renovations	$4.4 (I)	$2.5 (J)	73.6%
Number of New Colleges in Operation	5	7 (K)
Capital Expenditures, Net	$20.6	$15.9	29.6%
____________
(A)	Financial data is adjusted from amounts reported in prior periods for the change in accounting for direct costs related to the enrollment of new students (“Direct Marketing Costs”).
(B)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(C)	For approximately $114.9 million or at an average price of $64.73 per share.
(D)	For approximately $84.5 million or at an average price of $102.06 per share.
(E)	Represents costs associated with renovating, expanding or constructing buildings at seven of the company’s locations.
(F)	Represents costs associated with renovating, expanding or constructing buildings at nine of the company’s locations.
(G)	For approximately $315.0 million or at an average price of $84.49 per share.
(H)	For approximately $208.8 million or at an average price of $105.58 per share.
(I)	Represents costs associated with renovating, expanding or constructing buildings at 17 of the company’s locations.
(J)	Represents costs associated with renovating, expanding or constructing buildings at 15 of the company’s locations, excluding all land and buildings of Daniel Webster College that the company acquired.
(K)	Excludes Daniel Webster College.

Kevin M. Modany, Chairman and Chief Executive Officer of ITT/ESI, said, "Based on our performance in the first nine months of 2010 and our outlook for the remaining quarter of 2010, we are reiterating our 2010 internal goal for EPS in the range of $11.00 to $11.35.”

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2010 third quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required regulatory authorizations or accreditation of its campuses; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internal student financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Manager of Communications                                                                                                     www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	September 30, 2010	December 31, 2009	September 30, 2009 (a)
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$119,956	$128,788	$130,971
Short-term investments	142,483	143,407	144,146
Restricted cash	108	1,891	5,723
Accounts receivable, net	85,246	85,426	93,819
Deferred income taxes	17,488	13,799	16,328
Prepaid expenses and other current assets	17,494	17,651	19,106
Total current assets	382,775	390,962	410,093

Property and equipment, net	197,383	195,449	192,341
Deferred income taxes	18,189	6,416	6,533
Other assets	29,383	23,878	20,705
Total assets	$627,730	$616,705	$629,672

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long term debt	$--	$--	$150,000
Accounts payable	79,620	61,275	67,183
Accrued compensation and benefits	19,545	26,323	23,340
Other current liabilities	12,051	25,261	23,801
Deferred revenue	195,168	171,933	146,203
Total current liabilities	306,384	284,792	410,527

Long-term debt	150,000	150,000	--
Other liabilities	29,004	25,328	22,262
Total liabilities	485,388	460,120	432,789

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	--	--	--
Common stock, $.01 par value,
300,000,000 shares authorized, 54,068,904 issued	541	541	541
Capital surplus	170,699	154,495	151,653
Retained earnings	1,270,248	1,006,903	913,310
Accumulated other comprehensive (loss)	(9,147)	(10,093)	(12,558)
Treasury stock, 22,151,915, 18,622,809 and 17,123,838
shares, at cost	(1,289,999)	(995,261)	(856,063)
Total shareholders' equity	142,342	156,585	196,883
Total liabilities and shareholders' equity	$627,730	$616,705	$629,672

_____________
(a) Amounts as of September 30, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2010	2009 (a)	2010	2009 (a)

Revenue	$400,597	$339,643	$1,186,403	$944,816

Costs and expenses:
Cost of educational services	134,478	116,730	402,623	328,609
Student services and administrative expenses	114,706	101,421	332,620	280,293
Total costs and expenses	249,184	218,151	735,243	608,902

Operating income	151,413	121,492	451,160	335,914
Interest income	634	716	1,876	2,827
Interest (expense)	(490)	(191)	(1,424)	(593)
Income before provision for income taxes	151,557	122,017	451,612	338,148
Provision for income taxes	58,380	47,409	174,944	131,526

Net income	$93,177	$74,608	$276,668	$206,622

Earnings per share:
Basic	$2.84	$2.00	$8.15	$5.44
Diluted	$2.82	$1.98	$8.06	$5.38

Supplemental Data:
Cost of educational services	33.6%	34.4%	33.9%	34.8%
Student services and administrative expenses	28.6%	29.9%	28.0%	29.7%
Operating margin	37.8%	35.7%	38.0%	35.5%
Student enrollment at end of period	88,004	79,208	88,004	79,208
Campuses at end of period	126	113	126	113
Shares for earnings per share calculation:
Basic	32,777,000	37,324,000	33,954,000	37,950,000
Diluted	33,011,000	37,763,000	34,336,000	38,412,000

Effective tax rate	38.5%	38.9%	38.7%	38.9%

_____________
(a) Amounts for the three and nine months ended September 30, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	(unaudited)		(unaudited)
	2010	2009 (a)	2010	2009 (a)
Cash flows from operating activities:
Net income	$93,177	$74,608	$276,668	$206,622
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	6,205	6,276	19,687	18,204
Provision for doubtful accounts	22,151	23,183	67,950	56,012
Deferred income taxes	(6,568)	989	(16,031)	(4,003)
Excess tax benefit from stock option exercises	(1,313)	(1,385)	(3,253)	(5,272)
Stock-based compensation expense	3,708	2,891	12,707	10,247
Other	268	113	758	(309)
Changes in operating assets and liabilities, net of acquisition:
Restricted cash	(38)	(5,743)	1,783	2,581
Accounts receivable	(9,007)	(47,255)	(67,770)	(119,255)
Accounts payable	3,504	4,763	18,345	10,819
Other operating assets and liabilities	6,756	(2,809)	29,096	(301)
Deferred revenue	(1,939)	19,325	23,235	(17,631)
Net cash flows from operating activities	116,904	74,956	363,175	157,714

Cash flows from investing activities:
Facility expenditures and land purchases	(1,775)	(664)	(4,368)	(2,516)
Capital expenditures, net	(8,090)	(3,907)	(20,629)	(15,913)
Acquisition of college, net of cash acquired	--	--	--	(20,792)
Proceeds from sales and maturities of investments and notes	81,517	57,352	281,343	142,741
Purchase of investments and notes	(100,741)	(56,614)	(323,515)	(161,353)
Net cash flows from investing activities	(29,089)	(3,833)	(67,169)	(57,833)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	1,313	1,385	3,253	5,272
Proceeds from exercise of stock options	5,210	2,756	7,830	8,750
Repurchase of common stock and shares tendered for taxes	(114,906)	(84,497)	(315,921)	(209,187)
Net cash flows from financing activities	(108,383)	(80,356)	(304,838)	(195,165)

Net change in cash and cash equivalents	(20,568)	(9,233)	(8,832)	(95,284)

Cash and cash equivalents at beginning of period	140,524	140,204	128,788	226,255

Cash and cash equivalents at end of period	$119,956	$130,971	$119,956	$130,971
________________
(a) Amounts for the three and nine months ended September 30, 2009 have been retrospectively adjusted from amounts reported in prior periods for the change in accounting for Direct Marketing Costs that was made in the fourth quarter of 2009.